UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2024

IVANHOE ELECTRIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 E Rio Salado Parkway, Suite 130 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 656-5821

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2024, VRB Energy, Inc. (“VRB Energy”), a 90% owned subsidiary of Ivanhoe Electric Inc. (the “Company”), signed definitive agreements pursuant to the Term Sheet previously disclosed in the Company’s Form 8-K filed on September 23, 2024 providing for the creation of a 51%/49% joint venture (the “Transaction”) between VRB Energy and China Energy Storage Industry Co., Ltd. (“Red Sun”), a subsidiary of Shanxi Red Sun Co., Ltd., pending certain conditions precedent, with closing of the Transaction expected to occur by the end of October 2024. The purpose of the joint venture is to manufacture and sell vanadium redox flow battery systems with a market focus in Asia, the Middle East, and Africa.

The definitive agreements include i) a Purchase, Sale and Investment Agreement by and among VRB Energy, VRB Energy System (Beijing) Co., Ltd., a wholly-owned subsidiary of VRB Energy ("VRB China" or the "Joint Venture") and Red Sun (the “Purchase Agreement”), ii) a VRB China Joint Venture Agreement by and among the Joint Venture, VRB Energy and Red Sun (the “Joint Venture Agreement”) and iii) a Cooperation Agreement by and among the Joint Venture, Red Sun, VRB Energy and VRB Energy USA, Inc. (“VRB USA”) (the “Cooperation Agreement” and together with the Purchase Agreement and the Joint Venture Agreement, the “Agreements”).

The Purchase Agreement provides for Red Sun's purchase of shares in the Joint Venture from VRB Energy for $20 million in cash payable in two equal tranches, the first of which will be paid at the closing of the Transaction and the second of which will be paid by no later than June 30, 2025, and the increase in the Joint Venture's share capital through Red Sun's subscription of the Chinese Renminbi equivalent of $35 million in a series of payments through the end of 2025, approximately $12.5 million of which will be paid at the closing of the Transaction. Upon closing of the Transaction, Red Sun will own 51% of the Joint Venture and VRB Energy will own 49% of the Joint Venture. If the remaining payments are not made according to their parties agreed-upon schedule, Red Sun will transfer to VRB Energy a portion of its interest in the Joint Venture proportionate to the unpaid amount.

The Joint Venture Agreement provides for funding of the Joint Venture after the Transaction to be pro rata and subject to a customary dilution formula. Pursuant to the Joint Venture Agreement, certain matters may not be taken by the Joint Venture, its Board of Directors (the “Board”), any of its directors, or any of its officers in the name or on behalf of the Joint Venture, without the affirmative vote or consent of the shareholder holding, or the shareholders collectively holding, at least two-thirds (2/3) of the equity interest. The Board will be set at six directors, with two nominees from VRB Energy. So long as VRB Energy owns 20% of the share capital of the Joint Venture, it shall be entitled to designate two of six directors on the Board. From the date that VRB Energy has less than 20% of the share capital of the Joint Venture but more than 10%, it shall be entitled to designate only one of six directors. Should VRB Energy come to own less than 10% of the share capital of the Joint Venture, it shall not be entitled to designate any nominees on the Board. Subject to certain exceptions, the Board shall operate by majority vote.

The Cooperation Agreement provides for certain allocations of business opportunities, supply arrangements, technical assistance and intellectual property arrangements as between the businesses of the Joint Venture and VRB USA, a wholly-owned subsidiary of VRB Energy being established as a separate United States-based vanadium redox battery business.

The foregoing summary of the Agreements does not purport to be a complete description of the Agreements and is qualified in its entirety by reference to the full text of the Agreements, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release dated October 15, 2024, relating to the announcement of the execution of the Agreements, is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1##	Purchase, Sale and Investment Agreement
10.2##	VRB China Joint Venture Agreement
10.3	Cooperation Agreement
99.1	Press Release dated October 15, 2024
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

## Certain schedules or portions thereof are omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide on a supplemental basis a copy of any omitted schedule to the U.S. Securities and Exchange Commission or its staff upon request.

Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty, including statements regarding the proposed creation of the joint venture in respect of VRB China in the Transaction, the establishment of VRB USA, and the other matters contemplated by the Agreements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “could,” “should,” “would,” “achieve,” “budget,” “scheduled,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our industry. Forward-looking statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. All forward-looking statements speak only as of the date on which they are made. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions concerning future events that are difficult to predict. Therefore, actual future events or results may differ materially from these statements. We believe that the factors that could cause our actual results to differ materially from those expressed or implied by forward-looking statements include the following: we and Red Sun may not successfully obtain all necessary regulatory and third party approvals and satisfy other applicable conditions to the transactions contemplated herein; the Transaction may not close on the timeline anticipated, or at all; we and VRB China may not receive all of the payments called for by the Agreements; and such payments may not be applied in the manner currently anticipated; our mineral projects are all at the exploration stage and are subject to the significant risks and uncertainties associated with mineral exploration; the initial assessment for our Santa Cruz Project is only an early stage study of its potential economic viability and future studies and actual economic outcomes may vary greatly from those set forth in the initial assessment; we have no mineral reserves, other than at the San Matias project; we have a limited operating history on which to base an evaluation of our business and prospects; we depend on our material projects for our future operations; our mineral resource and reserve calculations and economic projections relating to our properties are only estimates; actual capital costs, operating costs, production and economic returns at any future mine may differ significantly from those we have anticipated or projected; the title to some of the mineral properties may be uncertain or defective; our business is subject to changes in the prices of copper, gold, silver, nickel, cobalt, vanadium and platinum group metals; we have claims and legal proceedings against one of our subsidiaries; our business is subject to significant risk and hazards associated with future mining operations; we may fail to identify attractive acquisition candidates or joint ventures with strategic partners or be unable to successfully integrate acquired mineral properties; we may fail to successfully manage joint ventures and are reliant on our joint venture partners to comply with their obligations; our business is extensively regulated by the United States and foreign governments as well as local governments; the requirements that we obtain, maintain and renew environmental, construction and mining permits are often a costly and time-consuming process; our non-U.S. operations are subject to additional political, economic and other uncertainties not generally associated with domestic operations; and our activities may be hindered, delayed or have to cease as a result of climate change effects, including increased and excessive heating and the potential for forest fires at many of our properties. You should carefully consider these risks, as well as the additional risks described in other documents we file with the SEC. We also operate in a very competitive and rapidly changing industry. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. We disclaim any obligation to update such forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: October 15, 2024	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer